EXHIBIT 10.1

           AGREEMENT between KEVIN McBRIDE ("McBride") AND
           SENECA ACQUISITION CORPORATION (the "Company").

       WHEREAS the Company is a development stage company that has no specific business plan and intends to merge, acquire or otherwise combine with an unidentified company (the "Business Combination");

       WHEREAS McBride is a shareholder of the Company and desires that the Company locate a suitable target company for a Business
Combination;

       WHEREAS the Company desires that McBride assist it in locating a suitable target company for a Business Combination;

       NOW, THEREFORE, it is agreed:

       1.00.   ACTIONS BY McBRIDE.  McBride agrees to assist in:

        1.01. The preparation and filing with the Securities and Exchange Commission of a registration statement on Form 10-SB for the common stock of the Company;

        1.02. The location and review of potential target companies for a business combination and the introduction of potential candidates to the Company;

        1.03. The preparation and filing with the Securities and Exchange Commission of all required filings under the Securities
Exchange Act of 1934 until the Company enters into a business combination;

       2.00. PAYMENT OF THE COMPANY EXPENSES. McBride agrees to pay on behalf of the Company all corporate, organizational and other costs incurred or accrued by the Company until effectiveness of a business combination. McBride understands and agrees that it will not be reimbursed for any payments made by it on behalf of the Company.

       3.00. INDEPENDENT CONSULTANT. McBride is not now, and shall not be, authorized to enter into any agreements, contracts or understandings on behalf of the Company and McBride is not, and shall not be deemed to be, an agent of the Company.

       4.00. USE OF OTHER CONSULTANTS. The Company understands and agrees that McBride intends to work with consultants, brokers, bankers, or others to assist him in locating business entities suitable for a business combination and that McBride may share with such consultants or others, in its sole discretion, all or any portion of his stock in the Company and may make payments to such consultants from his own resources for their services. The Company shall have no responsibility for all or any portion of such payments.

       5.00. McBRIDE EXPENSES. McBride will bear his own expenses incurred in regard to his actions under this agreement.

       6.00. ARBITRATION. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

       7.00. COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

       8.00. EFFECTIVE DATE. The effective date of this agreement is as of the 14th day of August, 2000.

       IN WITNESS WHEREOF, the parties have approved and executed this agreement.


McBRIDE

/s/     Kevin McBride
Kevin McBride


SENECA ACQUISITION CORPORATION


By:    /s/     Kevin McBride
       President


EXHIBIT 10.2

                            KEVIN McBRIDE
                           200 Fisher Road
                         Jenkintown PA 19046

Seneca Acquisition Corporation
200 Fisher Road
Jenkintown PA 19046

Re:    Shareholder Agreement with Seneca Acquisition Corporation

Gentlemen:

       In consideration of the sale of the shares of Common Stock of Seneca Acquisition Corporation (the "Company") to the undersigned (the "Holder"), the Holder thereby represents, warrants, covenants and agrees, for the benefit of the Company and any holders of record (the "third party beneficiaries") of the Company's outstanding securities, including the Company's Common Stock, $.001 par value (the "Stock") at the date hereof and during the pendency of this letter agreement, that the Holder will not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, its shares of Stock of the Company owned beneficially or otherwise by the Holder except in connection with or following completion of a merger, acquisition or other transaction of or by the Company meeting the definition of a business combination as defined in the Company's registration statement on Form 10-SB or otherwise complying with the purposes of the Company as set out in the registration statement.

       Any attempted sale, transfer or other disposition in violation of this letter agreement shall be null and void.

       The Holder further agrees that the Company (i) may instruct its transfer agent not to transfer such securities, (ii) may provide a copy of this letter agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificate(s) evidencing the securities subject thereto and disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of such securities is subject to the terms of this letter agreement, and (iii) may issue stop-transfer instructions to its transfer agent for the period contemplated by this letter agreement for such securities.

       This letter agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries.

       Any waiver by the Company of any of the terms and conditions of this letter agreement in any instance shall be in writing and shall be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

       Agreed and accepted this 14th day of August, 2000.

                       THE HOLDER

                              By:
                                     ___________________________________
                                     Kevin McBride